EXHIBIT 23

                   CONSENT OF ADDISON, ROBERTS & LUDWIG, P.C.

                         Addison, Roberts & Ludwig, P.C.


          As independent public accountants, we hereby consent to the use of our report dated November 1, 1996 (and to all references to our firm) included in or made a part of this Annual Report.


                                             /s/ ADDISON, ROBERTS & LUDWIG, P.C.

                                                 Addison, Roberts & Ludwig, P.C.
Tucson, Arizona
March 12, 1997